Exhibit 10.4

ASSET ACCEPTANCE CAPITAL CORP.

2004 STOCK INCENTIVE PLAN

(as amended and restated effective October 29, 2008)

I. GENERAL PROVISIONS

1.1 Establishment. On February 2, 2004, the Board of Directors (“Board”) of Asset Acceptance Capital Corp., a Delaware corporation (“Company”), adopted the 2004 Stock Incentive Plan (“Plan”). On February 2, 2004, the Company’s shareholders approved the Plan. On April 2, 2007, the Board amended and restated the Plan, and separately on April 2, 2007 the Board amended and restated the Plan to provide as set forth herein, with the changes made through this restatement being (i) effective only on their receipt of shareholder approval at the Company’s annual meeting in 2007, and (ii) applicable to all outstanding and future awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards, or Annual Incentive Awards. On May 22, 2007 this amended and restated Plan was approved by shareholders at the Company’s 2007 annual meeting of shareholders. As of January 1, 2008, the Plan was further amended and restated to comply with Internal Revenue Code Section 409A. The Plan was again amended and restated effective October 29, 2008 to comply with Revenue Ruling 2008-13 and additional Internal Revenue Service guidance under Code section 409A.

1.2 Purpose. The purpose of the Plan is (i) to promote the best interests of the Company and its shareholders by encouraging Employees, consultants and non-employee directors of the Company and its Subsidiaries to acquire an ownership interest in the Company through Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Company to attract and retain qualified Employees, consultants and non-employee directors. It is the further purpose of the Plan to permit the granting of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards that will constitute performance based compensation, as described in Section 162(m) of the Code, and regulations promulgated thereunder.

1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

(a) “Agreement” means the written agreement that sets forth the terms of a Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award, Annual Incentive Award, or Deferred Stock Unit award within the meaning of Section 4.10 of the Plan.

(b) “Annual Incentive Award” means an award that is granted in accordance with Article VI of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events: (i) the acquisition of ownership by a person, corporation or other entity, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Company in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Company to any person, corporation or other entity; (iii) a merger or similar transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the surviving entity or any parent thereof and a majority in value of the total outstanding stock of such surviving entity or any parent thereof; or (iv) during any consecutive two-year period commencing after the date of adoption of this Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined herein) cease for any reason to constitute a majority of the Board, with a new Director being considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board. Provided, however, that there shall not be included within the meaning of “Change in Control,” any such event involving: (a) any employee benefit plan (or related trust) sponsored or maintained by the Company; or (b) any of the current shareholders of the Company as of the date of adoption of this Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders).

(e) “Change in Position” means, as determined by the Committee in its discretion with respect to any Participant, a significant change in such Participant’s employment relationship with the Company, including but not limited to any or all of the following: (i) such Participant’s involuntary termination of employment or services; (ii) a significant reduction in such Participant’s duties, responsibilities, compensation and/or fringe benefits, or the assignment to such Participant of duties inconsistent with his or her position (all as in effect immediately prior to a Change in Control), whether or not such Participant voluntarily terminates employment or services as a result thereof; or (iii) a significant change in the geographic location of the Participant’s primary workplace.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Company, which shall be comprised of two or more members of the Board.

(h) “Common Stock” means shares of the Company’s authorized common stock.

(i) “Company” means Asset Acceptance Capital Corp. a Delaware corporation.

(j) “Continuous Service” means the absence of any interruption or termination of service as an Employee, non-employee director, or consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from director to advisory director or emeritus status; or (v) in the case of transfers between locations of the Company or between the Company or its respective successors. Changes in status between service as an Employee, director, and a consultant shall not constitute an interruption of Continuous Service.

(k) “Deferred Stock Unit” means Common Stock that is subject to future delivery in accordance with Section 4.10 of the Plan.

(l) “Disability” means total and permanent disability, as defined in Code Section 22(e).

(m) “Employee” means an individual who has an “employment relationship” with the Company or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Company, or a Subsidiary of the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(o) “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date the Stock Exchange closing price of the Company’s Common Stock as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange) for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise means the Stock Exchange closing price of the Company’s Common Stock on the last date preceding the exercise on which there were Common Stock transactions.

(p) “Grant Date” means the date on which the Committee authorizes an individual Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, or such later date as shall be designated by the Committee.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(r) “Nonqualified Stock Option” means an Option that is not intended to constitute an Incentive Stock Option.

(s) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Participant” means an Employee or non-employee director or consultant designated by the Committee to participate in the Plan.

(u) “Performance Share Award” means a performance share award that is granted in accordance with Article V of the plan.

(v) “Plan” means the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan, the terms of which are set forth herein, and amendments thereto.

(w) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit grant is subject to restrictions and is nontransferable.

(x) “Restricted Stock” means Common Stock that is subject to restrictions.

(y) “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash pursuant to the terms of the Plan and the related Agreement.

(z) “Retirement” means termination of employment on or after the attainment of age 65 and completion of three (3) years of service with the Company.

(aa) “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Company, in accordance with Article III of the Plan.

(bb) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

(cc) “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(dd) “Vested” means the extent to which an Option or Stock Appreciation Right granted hereunder has become exercisable in accordance with this Plan and the terms of the respective Agreement pursuant to which such Option or Stock Appreciation Right was granted.

1.4 Administration.

(a) The Plan shall be administered by the Committee. At all times it is intended that the directors appointed to serve on the Committee shall be “disinterested persons” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Code Section 162(m)); however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee if the award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(b) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. Subject to applicable law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to officers and Employees of the Company or its Subsidiaries, and may delegate in writing to one or more executives the authority, which shall be revocable in writing at any time by the Committee, to make grants to non-executive Employees.

(c) The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan shall be final and binding upon all Participants and their beneficiaries, transferees, successors, and assigns. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award hereunder.

1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are directors), non-employee directors of, or consultants to, the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards to an individual upon the condition that the individual become an Employee of the Company or of a Subsidiary, provided that the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be deemed to be granted only on the date that the individual becomes an Employee.

1.6 Stock. The Company has reserved 3,700,000 shares of the Company’s Common Stock for issuance in conjunction with all Options and other stock-based awards to be granted under the Plan. Shares subject to any unexercised portion of a terminated, cancelled or expired Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, or Performance Share Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan, but shares surrendered pursuant to the exercise of a Stock Appreciation Right shall not be available for future grants and awards. Notwithstanding the foregoing, the number of Shares that are available for Incentive Stock Option awards shall be determined, to the extent required under applicable tax laws, by reducing the number of shares designated in the preceding paragraph by the number of Shares granted pursuant to all awards (whether or not shares are issued pursuant to such awards), provided that any shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Option or Stock Appreciation Right shall be available for issuance pursuant to future Incentive Stock Option awards. All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article VIII.

1.7 Code Section 409A. During the Code Section 409A Transition Period, the Plan was administered in good faith compliance with Code Section 409A, taking into account the statutory language, legislative history and interim guidance issued by the Internal Revenue Service relating to Code Section 409A. It is intended that payments under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan are to be construed accordingly. However, unless specified otherwise herein, in no event shall the Company or a Subsidiary be responsible for any tax or penalty owed by a Participant or beneficiary with regard to Plan payments. Notwithstanding anything in the Plan to the contrary, all or part of a payment to a Participant who is determined to constitute a Code Section 409A “Specified Employee” at the time of separation from service, shall be delayed (if then required) under Code Section 409A and paid in an aggregated lump sum within 14 days after six months have lapsed following the Participant’s separation from service, or the date of the Participant’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled payment dates.

II. STOCK OPTIONS

2.1 Grant of Options. The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock (whole or fractional) as it shall designate; provided, however, that no Participant may be granted Options during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), to purchase more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below). Any Participant may hold more than one Option under the Plan and any other Plan of the Company or Subsidiary. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting requirements, which shall be set forth in a Participant’s Option Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. An Incentive Stock Option may only be granted to an Employee. At the discretion of the Committee, an Option may be granted in tandem with a Stock Appreciation Right. Nonqualified Stock Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary unless, at the

Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. The foregoing notwithstanding, no Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date.

2.4 Payment for Option Shares.

(a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment and to the extent authorized in an Agreement, a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock, which are subject to the Option being exercised, or are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Company’s Common Stock on the day prior to exercise, as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange), and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Company. Participants who are subject to short swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously-acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.

(b) At the discretion of the Committee, as set forth in a Participant’s Option Agreement, any Option granted hereunder may be deemed exercised by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm (“cashless exercise procedure”).

III. STOCK APPRECIATION RIGHTS

3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Company as the Committee may determine; provided, however, that no Participant may be granted a Stock Appreciation Right during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below). A Stock Appreciation Right may be granted on a stand-alone basis or in tandem with an Option. If granted in tandem with an Option, the number of shares covered by the Stock Appreciation Right shall not exceed the number of shares of stock which the Participant could purchase upon the exercise of the related Option. Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

3.2 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Company of written notice of exercise from the Participant. Except as permitted under Rule 16b-3, notice of exercise of a Stock Appreciation Right by a Participant subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, shall be limited to the period beginning on the third day following the release of the Company’s quarterly or annual summary of earnings and ending on the 12th business day after such release. The exercise term of each Stock Appreciation Right shall be limited to 10 years from its Grant Date or such earlier period as set by the Committee or in a related Option. If granted in tandem with an Option, a Stock Appreciation Right shall be exercisable only at such times and in such amounts as the related Option may be exercised. A Stock Appreciation Right granted to a Participant subject to the insider trading restrictions shall not be exercisable in whole or part during the first six months of its term, unless the Participant dies or becomes disabled during such six-month period.

3.3 Stock Appreciation Right Entitlement.

(a) Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Company, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between the aggregate Fair Market Value on the date of exercise for the specified number of shares being exercised and the aggregate exercise price of the Stock Appreciation Right being exercised. If the Stock Appreciation Right is granted in tandem with an Option, the payment shall be equal to the difference between:

(i) the Fair Market Value of the number of shares subject to the Stock Appreciation Right on the exercise date; and

(ii) the Option price of the associated Option multiplied by the number of shares available under the Option.

(b) Notwithstanding Section 3.3(a), upon exercise of a Stock Appreciation Right the Participant shall be required to surrender any associated Option.

3.4 Maximum Stock Appreciation Right Amount Per Share. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount or as a percentage or multiple of the Option price of a related Option.

IV. RESTRICTED STOCK GRANTS AND UNITS

4.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under this Plan to such Participants and in such amounts as it shall determine; provided, however, that no Participant may be granted a Restricted Stock Award or Restricted Stock Units during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below).

4.2 Restricted Stock Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares subject to the grant or units, and such other general terms and conditions, including performance goals, as the Committee shall determine in its discretion; subject to the Committee’s discretion to make awards having no restrictions or Restricted Period.

4.3 Transferability. Except as provided in this Article IV or Section 9.4 of the Plan, the shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and as shall be specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing such shares to give appropriate notice of such restrictions.

4.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Common Stock subject to restrictions under a Restricted Stock grant or Restricted Stock Unit shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated                     . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Asset Acceptance Capital Corp.

4.6 Removal of Restrictions. Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to a Restricted Stock grant or Restricted Stock Unit.

4.7 Voting Rights. During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock grant hereunder may exercise full voting rights with respect to the Restricted Stock.

4.8 Dividends and Other Distributions. Unless otherwise provided in an Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid (unless an Agreement provides otherwise).

4.9 Restricted Stock Grants and Units Under Code Section 162(m). The Committee, at its discretion, may designate certain Restricted Stock grants or Restricted Stock Units as being granted pursuant to Code Section 162(m). Such Restricted Stock and Restricted Stock Units must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a) Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Restricted Stock Award or Restricted Stock Unit also may be subject to goals and restrictions in addition to the performance requirements.

(b) Each Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall be based upon the attainment of specified levels of Company or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Restricted Stock Award or Restricted Stock Unit, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Company or Subsidiary performance, and (iv) determine the number of shares subject to a Restricted Stock Award or Restricted Stock Unit to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Restricted Stock Award or Restricted Stock Unit relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d) For each performance period, the Committee shall certify, in writing: (i) if the Company has attained the performance targets, and (ii) the number of shares pursuant to the Restricted Stock Award or Restricted Stock Unit that are to become freely transferable. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Restricted Stock Award or Restricted Stock Unit.

(e) Any dividends paid during the Restriction Period automatically shall be reinvested on behalf of the Employee in additional shares of Common Stock under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Restricted Stock Award or Restricted Stock Unit. No shares under a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(f) Except as otherwise provided in this Article IV or Section 9.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award or Restricted Stock Unit made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. At such time, shares covered by the Restricted Stock Award or Restricted Stock Unit shall become freely transferable by the Employee. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 4.5 of the Plan removed from the applicable Common Stock certificate.

4.10 Deferred Stock Units.

(a) Elections to Defer. The Committee may permit any Participant who is a director, consultant or member of a select group of management or highly compensated Employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of Deferred Stock units (“Deferred Stock Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) Election Forms must be submitted to the Committee no later than December 31st of the calendar year preceding the calendar year in which the Eligible

Person first performs the services that are attributable to the compensation being deferred. Notwithstanding the foregoing, any Eligible Person who first becomes eligible to defer compensation under the Plan and is not eligible to defer or otherwise accrue an amount of deferred compensation under any other plan or arrangement that (i) is maintained by the Company or any other Affiliate that would be considered a single employer with the Company pursuant to Code Sections 414(b) or 414(c) and (ii) constitutes a single plan under Treasury Regulation §1.409A-1(c)(2)(A), may submit his or her Election Form to the Committee no later than 30 days after the date the Eligible Person first becomes eligible to defer compensation under the Plan; however, the Election Form may relate only to compensation that is to be paid for services performed after the date the Election Form is submitted to the Committee. The Committee may reject any Election Form that it determines in its sole discretion does not satisfy the requirements of this paragraph. The Committee may unilaterally make awards in the form of Deferred Stock Units, regardless of whether or not the Participant foregoes other compensation.

(b) Vesting. Unless an Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any shares subject to Deferred Stock Units.

(c) Issuances of Shares. The Company shall provide a Participant with one share for each Deferred Stock Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s incurs a “separation form service” within the meaning of Treasury Regulations §1.409A-1(h) (“Separation from Service”), unless –

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are triggered by and completed within ten years following the Participant Separation from Service, and

(ii) the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to this Section 4.10(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date. Fractional shares shall not be issued, and instead shall be paid out in cash.

(d) Crediting of Dividends. Whenever shares are issued to a Participant pursuant to Section 4.10(c) above, such Participant shall also be entitled to receive, with respect to each share issued, cash dividends or a number of shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of shares between the Grant Date and the date such share is issued, and (ii) a number of shares equal to the shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Stock Units.

(e) Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the

Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Stock Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee, in its sole and absolute discretion, shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Stock Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

V. PERFORMANCE SHARE AWARDS

5.1 Grant of Performance Share Awards. The Committee, at its discretion, may grant Performance Share Awards to Participants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award; provided, however, that no Participant may be granted a Performance Share Award during any one fiscal year (when aggregated with all other stock-based awards granted under the Plan during such fiscal year), for more than 500,000 shares of Common Stock (subject to adjustment in accordance with Section 8.1(a) below).

5.2 Terms of Performance Share Awards. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant’s Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms and conditions applicable to an individual Performance Share Award as the Committee shall determine. Subject to Code Section 409A, the Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Settlement of a Performance Share Award shall occur within 2-1/2 months after the end of the fiscal year in which the performance goals are attained (or such later time as is allowed in accordance with Treasury Regulation 1.409A-3(d) to preserve the exemption from Code Section 409A).

5.3 Performance Share Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

(a) The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

(b) Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Company or Subsidiary performance during a specified performance period, as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine the target levels of Company or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d) For each performance period, the Committee shall certify, in writing: (i) if the Company has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

(e) Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee’s Performance Share Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(f) Under the second form, the Employee shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(g) In addition to any legends placed on certificates pursuant to Section 5.3(e), each certificate representing shares under a Performance Share Award shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Asset Acceptance Capital Corp. 2004 Stock Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated                     . A copy of the Plan, such rules and such Performance Share Agreement may be obtained from the Secretary of Asset Acceptance Capital Corp.

(h) Except as otherwise provided in this Article V or Section 9.4 of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. At such time, shares covered by the Performance Share Award shall become freely transferable by the Employee. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 5.3(g) removed from the applicable Common Stock certificate.

VI. ANNUAL INCENTIVE AWARDS

6.1 Grant of Annual Incentive Awards.

(a) The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Annual Incentive Award shall be set forth in his individual Annual Incentive Award Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine, as well as the Participant’s pre-established, objective performance goals, including those that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.

(b) The determination of Annual Incentive Awards for a given year shall be based upon the attainment of specified levels of Company or Subsidiary performance as measured by such performance criteria as are determined at the discretion of the Committee, including any or all of the following: earnings (as measured by net income, net income per share, operating income, operating income per share, or earnings before interest, taxes, depreciation and amortization [“EBITDA”]), revenue growth, market capitalization, and price per share.

(c) For each fiscal year of the Company, the Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one to five fiscal year period, (iii) determine target levels of Company performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level as provided below. The Committee shall generally make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m), to the extent applicable) and while the outcome of the performance goals and targets is uncertain.

6.2 Attainment of Performance Targets.

(a) For each fiscal year, the Committee shall certify, in writing: (i) the degree to which the Company has attained the performance targets, and (ii) the amount of the Annual Incentive Award to be paid to each selected Participant.

(b) Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Company’s, a subsidiary’s, or a selected Employee’s performance relative to competitors and/or performance with respect to the Company’s strategic business goals.

6.3 Payment of Annual Incentive Awards. An Annual Incentive Award shall be paid only if (i) the Company achieves at least the threshold performance level; and (ii) the Committee makes the certification described in Section 6.2.

6.4 Annual Incentive Award Payment Forms.

(a) Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Company, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.2. Notwithstanding the foregoing, payment shall occur no later than 2 1/ 2 months after the end of the fiscal year for which the Annual Incentive Award relates (or such later time as is allowed in accordance with Treasury Regulation 1.409A-3(d) to preserve the Code Section 409A exemption. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed $1,000,000.

(b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant’s base salary for the fiscal year or a fixed dollar amount, as determined by the Committee.

VII. TERMINATION OF EMPLOYMENT OR SERVICES

7.1. Options and Stock Appreciation Rights.

(a) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

(b) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment/services, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

(c) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise; provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant’s date of death.

(d) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment/services while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(e) The Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date of such Option); provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

(f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

7.2 Restricted Stock Grants and Units. If a Participant terminates employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), the Participant’s rights to shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit that are still subject to the Restriction Period automatically shall terminate and be forfeited by the Participant and, subject to Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock grant or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award or Restricted Stock Unit, but the Committee may include a provision in an Employee’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement stating that upon the Employee’s termination of employment due to (i) death, (ii) Disability, or (iii) for performance periods commencing prior to January 1, 2009, involuntary termination by the Company without cause (as defined in such agreement), prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee’s full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

7.3 Performance Shares. Performance Share Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason (other than as provided in Section 8.2, after a Change in Control), and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee’s Code Section 162(m) Performance Share Agreement stating that upon the Employee’s termination of employment due to (i) death, (ii) Disability, or (iii) for performance periods commencing prior to January 1, 2009, involuntary termination by the Company without cause (as defined in such agreement), prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee’s full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

7.4 Annual Incentive Awards.

(a) A Participant who has been granted an Annual Incentive Award and terminates employment or services due to Retirement, Disability or death prior to the end of the Company’s fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months during the fiscal year in which the Participant was employed or provided services. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant’s death, to the beneficiary designated by the Participant.

(b) Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Company’s fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

7.5 Other Provisions. The transfer of an Employee from one corporation to another among the Company and any of its Subsidiaries, or a leave of absence under the leave policy of the Company or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

VIII. ADJUSTMENTS AND CHANGE IN CONTROL

8.1 Adjustments.

(a) The total amount of Common Stock and kind of security for which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number and kind of shares or securities subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock or kind of securities resulting from a subdivision or combination of shares of Common Stock, a reclassification of Common Stock, or stock dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and awards under the Plan. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(b) In the event of a proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right (i) to exercise his or her Option or Stock Appreciation Right, in full until ten (10) days prior to such transaction as to all of the shares of Common Stock covered thereby, including shares as to which the Option or Stock Appreciation Right, would not otherwise be exercisable, and (ii) to become fully vested in and to settle in full any Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award, or Annual Incentive Award. In addition, the Committee may provide that any repurchase option of the Company applicable to the shares purchased upon exercise of an Option or Stock Appreciation Right, or received pursuant to any Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.

(c) In the event of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company, or the reorganization or consolidation of the Company, it is intended that each outstanding Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be assumed or an equivalent option or right substituted by the successor corporation or the parent or a subsidiary of the successor corporation. In the event that such successor corporation (or the parent or a subsidiary thereof) refuses to assume or substitute for the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, the Participant shall fully vest in (and in the case of Options and Stock Appreciation Rights have the right to exercise for at least ten (10) days prior to such transaction) the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award in full, including shares which would not otherwise be vested or exercisable. If an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be considered assumed if, following the merger, sale of assets, reorganization or consolidation, the option or right confers the right to purchase or receive, for each share covered by the Participant’s Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property)

received in the merger, sale of assets, reorganization or consolidation by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, sale of assets, reorganization or consolidation is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, for each share of Stock subject to the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award to be solely Common Stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) The foregoing adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award.

8.2 Change in Control. The Committee in its discretion may provide in a Participant’s Agreement, notwithstanding anything contained herein to the contrary, that in the event of a Participant’s Change in Position subsequent to a Change in Control, any or all of the following will occur: (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; (iv) for purposes of any Annual Incentive Awards granted to such Participant hereunder, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable; and (v) all Deferred Stock Units shall be settled through their conversion, on a one-for-one basis of units for shares, into shares that are shall become fully transferable, subject to any applicable federal or state securities laws.

IX. MISCELLANEOUS

9.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

9.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

9.3 Rights Prior to Issuance of Shares. Unless otherwise provided in the Plan, no Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

9.4 Non-Assignability. Except as otherwise determined by the Committee in its discretion, the following restrictions on assignability of any award under the Plan shall apply to all Participants: (i) no Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution; (ii) during the lifetime of a Participant, an Option, Stock Appreciation Right, Restricted Stock grant, or Restricted Stock Unit or Deferred Stock Unit shall be exercised or settled only by the Participant, except in the event of the Participant’s Disability, in which case the Participant’s legal guardian or the individual designated in the Participant’s durable power of attorney may exercise or settle the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, or Deferred Stock Unit; and (iii) any transferee of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award or Annual Incentive Award shall take the same subject to the terms and conditions of this Plan. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution, or as otherwise permitted by the Committee, shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award.

9.5. Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

9.6 Withholding Taxes.

(a) The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on shares of Common Stock subject to a Restricted Stock grant or Restricted Stock Unit or the payment of a Performance Share Award or Annual Incentive Award or the settlement of a Deferred Stock Unit Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise or settlement of a Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award, or Annual Incentive Award, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Company withhold from the exercise of an Option or Stock Appreciation Right, or the settlement of a Restricted Stock grant, Restricted Stock Unit, Deferred Stock Unit, Performance Share Award or Annual Incentive Award, more shares than are necessary to meet the minimum established tax withholding requirements of federal, state and local obligations.

(b) A Participant subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

(c) Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and/or that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

9.7 Termination and Amendment.

(a) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the initial adoption of this Plan by the Board, or approval by the shareholders, whichever is earlier, as noted in Section 1.1.

(b) The Board may amend or modify the Plan at any time and from time to time, but any amendment or modification shall be subject to the approval of the shareholders of the Company to the extent required by applicable law, as well as to the extent the Board determines that shareholder approval is desirable for tax, securities, stock exchange, or other purposes.

(c) No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award, except as set forth in any Agreement relating to such Option, Stock Appreciation Right, Restricted Stock grant, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award granted under the Plan (with such effect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

9.8 Effect on Employment. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment, or as a non-employee director or consultant, of the Company or a Subsidiary.

9.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Company.

9.10 Approval of Plan. Unless this Plan has been approved by the shareholders of the Company within 12 months after adoption of the Plan by the Board, as required by Section 422 of the Code, this Plan, and any grants or awards made hereunder, shall be of no further force or effect.